Exhibit 99.1

IFX CORPORATION

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Shalom, Chief Executive Officer and Interim Chief Financial Officer of IFX Corporation, a Delaware corporation (the “Company”), in connection with the filing referred to below, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to my knowledge:

(1)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2003 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is provided solely for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be a part of the Report or “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or for any other purpose whatsoever and is not to be incorporated by reference to any filing of the Company, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 has been provided to IFX Corporation and will be furnished to the Securities and Exchange Commission or its staff upon request.

Dated: May 20, 2003

/s/ MICHAEL SHALOM
Michael Shalom
Chief Executive Officer, Interim Chief Financial Officer